                                                                    EXHIBIT 10.7


                              565 COMMERCIAL STREET


                             OFFICE LEASE AGREEMENT




                           entered into by and between

                  LOUIS N. HAAS, As Attorney In-Fact, Landlord


                                       and


             INTELLIPOST CORPORATION, a Delaware corporation, Tenant


                                     for the

                                  SECOND FLOOR

                                TABLE OF CONTENTS



ATRICLE 1         DEFINITIONS .................................................. 1
         1.1      Lease Date ..................................................  1
         1.2      Landlord ..................................................... 1
         1.3      Tenant ....................................................... 1
         1.4      Building ..................................................... 1
         1.5      Lease Premises ............................................... 1
         1.6      Rentable Area of Premises .................................... 1
         1.7      Common Area .................................................. 1
         1.8      Lease ........................................................ 1
         1.9      Lease Term ................................................... 1
         1.10     Term Commencement Date ....................................... 1
         1.11     Expiration Date .............................................. 1
         1.12     Base Rent .................................................... 2
         1.13     Tenant's Percentage Share .................................... 2
         1.14     Security Deposit ............................................. 2
         1.15     Tenant's Permitted Use ....................................... 2
         1.16     Business Hours ............................................... 2
         1.17     Landlord's Address for Notices ............................... 2
         1.18     Tenant's Address for Notices ................................. 2
         1.19     Tenant's Address for Notices (Before Tenant Takes Possession of
                  Premises) .................................................... 2
         1.20     Landlord's and Tenant's Broker, If Any ....................... 2
         1.21     Prepaid Rent ................................................. 2
         1.22     Property Manager ............................................. 2

ARTICLE 2         PREMISES...................................................... 3
         2.1      Lease of Premises ............................................ 3
         2.2      Acceptance of Premises ....................................... 3
         2.3      Rentable Area of the Premises ................................ 3

ARTICLE 3         TERM ......................................................... 3
         3.1      Term ......................................................... 3
         3.2      Determination of Term Commencement Date ...................... 3
         3.3      Option to Extend ............................................. 3
         3.4      Term ......................................................... 4

ARTICLE 4         BASE RENT .................................................... 4
         4.1      Payment of Base Rent ......................................... 4

ARTICLE 5         ADDITIONAL CHARGES; OPERATING EXPENSES AND APPLICABLE
                  TAXES.........................................................  4
         5.1      Payment of Additional Charges; Operating Expenses and
                  Applicable Taxes.............................................. 4
         5.2      Definitions .................................................. 5
                  (A) "Base Year" .............................................. 5
                  (B) "Applicable Taxes" ....................................... 5
                  (C) "Operating Expenses" ..................................... 5
         5.3      Adjustment Procedure: Estimate ............................... 6
         5.4      View of Landlord's Statement ................................. 6
         5.5      Late Charge; Interest ........................................ 7

ARTICLE 6         ADDITIONAL TAXES ............................................. 7
         6.1      Reimbursement ................................................ 7

ARTICLE 7         SECURITY DEPOSIT ..............................................7

ARTICLE 8         USE OF PREMISES .............................................. 8
         8.1      Tenant's Permitted Use ....................................... 8
         8.2      Compliance With Laws and Other Requirements .................. 8
         8.3      Hazardous Material ........................................... 9


ARTICLE 9         UTILITIES AND SERVICE ........................................ 10
         9.1      Building Services ............................................ 10
         9.2      Interruption of Services ..................................... 11

ARTICLE 10        MAINTENANCE AND REPAIRS ...................................... 11
         10.1     Landlord Repairs ............................................. 11
         10.2     Tenant Repairs ............................................... 11
         10.3     Request for Repairs .......................................... 12
         10.4     Tenant Damages ............................................... 12
         10.5     Landlord's Rights ............................................ 12

ARTICLE 11        ALTERATIONS ADDITIONS AND IMPROVEMENTS ....................... 12
         11.1     Landlord's Consent; Conditions ............................... 12
         11.2     Performance of Alterations Work .............................. 12
         11.3     Liens ........................................................ 12
         11.4     Lease Termination ............................................ 13

ARTICLE 12        INDEMINIFICATION ............................................. 13
         12.1     Waiver of Liability .......................................... 13
         12.2     Indemnification .............................................. 13
         12.3     Survival ..................................................... 13

ARTICLE 13        INSURANCE .................................................... 14
         13.1     Property Insurance ........................................... 14
         13.2     Liability Insurance .......................................... 14
         13.3     Workers Compensation Insurance ............................... 14
         13.4     Policy Requirements .......................................... 14
         13.5     Waiver of Subrogation ........................................ 15
         13.6     Failure of Insure ............................................ 15

ARTICLE 14        DAMAGE OR DESTRUCTION ........................................ 15
         14.1     Landlord's Restoration ....................................... 15
         14.2     Rent Abatement ............................................... 15
         14.3     Tenant's Restoration ......................................... 15
         14.4     Waiver of Right to Terminate ................................. 15
         14.5     Damage During Last Twenty-Four (24) Months ................... 16

ARTICLE 15        CONDEMNATION ................................................. 16
         15.1     Taking ....................................................... 16
         15.2     Award ........................................................ 16
         15.3     Temporary Taking ............................................. 16

ARTICLE 16        ASSIGNMENT AND SUBLETTING .................................... 16
         16.1     Restriction .................................................. 16
         16.2     Notice to Landlord ........................................... 16
         16.3     Landlord's Recapture Rights .................................. 17
         16.4     Landlord's Consent: Standard ................................. 17
         16.5     Additional Rent .............................................. 17
         16.6     Landlord's Costs ............................................. 17
         16.7     Continuing Liability of Tenant ............................... 17
         16.8     Non-Waiver ................................................... 18

ARTICLE 17        DEFAULT AND REMEDIES ......................................... 18
         17.1     Events of Default by Tenant .................................. 18
         17.2     Landlord's Right to Terminate Upon Tenant Default ............ 18
         17.3     Landlord's Right to Continue Lease Upon Tenant Default ....... 19
         17.4     Right of Landlord to Perform ................................. 19
         17.5     Default Under Other Lease .................................... 19
         17.6     Non-Waiver ................................................... 19
         17.7     Cumulative Remedies .........................................  20
         17.8     Default by Landlord .......................................... 20


ARTICLE 18        ATTORNEY'S FEES: COSTS OF SUIT ................................ 20
         18.1     Attorneys' Fees ............................................... 20
         18.2     Indemnification ............................................... 20

ARTICLE 19        SUBORDINATION AND ATTORNMENT .................................. 20
         19.1     Subordination ................................................. 20
         19.2     Attornment .................................................... 20
         19.3     Mortgage and Ground Lessor Protection ......................... 21

ARTICLE 20        QUIET ENJOYMENT ............................................... 21

ARTICLE 21        RULES AND REGULATION .......................................... 21

ARTICLE 22        ESTOPPEL CERTIFICATES ......................................... 21

ARTICLE 23        ENTRY BY LANDLORD ............................................. 22

ARTICLE 24        LANDLORD'S LEASE UNDERTAKING-
                  EXCULPATION FROM PERSONAL LIABILITY
                  TRANSFER OF LANDLORD'S INTEREST ..............................  22
         24.1     Landlord's Lease Undertaking .................................  22
         24.2     Transfer of Landlord's Interest ............................... 22

ARTICLE 25        HOLDOVER TENANCY .............................................. 23

ARTICLE 26        NOTICES ....................................................... 23

ARTICLE 27        MISCELLANEOUS ................................................. 23
         27.1     Entire Agreement .............................................. 23
         27.2     Amendments .................................................... 23
         27.3     Successors .................................................... 23
         27.4     Force Majeure ................................................. 23
         27.5     Survival of Obligations ....................................... 24
         27.6     Light and Air ................................................. 24
         27.7     Governing Law ................................................. 24
         27.8     Severability .................................................. 24
         27.9     Captions .....................................................  24
         27.10    Interpretation ................................................ 24
         27.11    Independent Covenants ......................................... 24
         27.12    Number and Gender ............................................. 24
         27.13    Time is of the Essence ........................................ 24
         27.14    Joint and Several Liability ................................... 24
         27.15    Exhibits ...................................................... 24
         27.16    Offer of Lease ................................................ 24
         27.17    No Counterclaim; Choice of Laws ............................... 24
         27.18    Rights Reserved by Landlord ................................... 24
         27.19    No Other Broker or Agent ...................................... 25
         27.20    Compliance .................................................... 25
         27.21    Delay in Enforcement .......................................... 25
         27.22    No Waiver by Acceptance of Payment ............................ 25
         27.23    Qualification and Authority ................................... 25
         27.24    Landlord Rights to Change Property ............................ 26
         27.25    Landlord's Improvements Work .................................. 26
         27.26    Right of First Negotiation .................................... 26

                            SECOND FLOOR OFFICE LEASE
                    565 COMMERCIAL STREET, SAN FRANCISCO, CA



         THIS LEASE ("Lease"), dated as of November 15, 1996, is made and entered into by and between LOUIS N. HAAS, not individually, but as attorney-in-fact for: Jack Burgess, Phillip A. Wiseman; Louis N. Haas Professional Corporation; Melvin K. Najarian Professional Corporation; David E. Bunim and Tehan Bunim; Haas & Najarian (a California general partnership); June Kraft; Donald A. Friend (as Trustee of the Donald A. Friend 1982 Revocable Trust), Fee Owners of 565 Commercial Street, San Francisco, California (hereafter collectively referred to as 'Landlord" without regard to number or gender) and INTELLIPOST CORPORATION, a Delaware corporation ("Tenant") upon the following terms and conditions.

                                    ARTICLE 1

                                   DEFINITIONS


         Unless the context otherwise specifies or requires, the following terms shall have the following meaning:

         1.1 Lease Date. November 15, 1996.

         1.2 Landlord. 'Landlord" means Louis N. Haas, as Attorney-In-Fact.

         1.3 Tenant. "Tenant" means Intellipost Corporation, a California corporation.

         1.4 Building. The term "Building" shall mean 565 Commercial Street, San Francisco, California.

         1.5 Leased Premises. The term "Leased Premises" shall mean the second floor of the Building, as cross-hatched on Exhibit A attached hereto and made a part hereof.

         1.6 Rentable Area of the Premises. The term "Rentable Area of the Premises" shall mean approximately 3,939 square feet, which Landlord and Tenant stipulate to be the Rental Area of the Premises.

         1.7 Common areas. The term "Common Areas" shell mean all areas within the Building not reserved for the exclusive use of the Landlord, Tenant, or any other tenant, including the areas on individual floors devoted to corridors, fire vestibules, elevator foyers, lobbies, electric and telephone closets, restrooms, mechanical rooms, janitor closets and other similar facilities for the benefit of all tenants (or invitees) on the particular floor, parking facilities, if any, walkways and landscaped areas. Landlord retains the right to make changes in boundaries and in facilities, and to grant exclusive rights over certain Common Areas. Landlord retains the right to the use, and licensing of the use of, the exterior walls and roof of the Building.

         1.8 Lease. The term "Lease" shall mean this Lease document and any Exhibits and Addenda attached hereto now or in the future.

         1.9 Lease Term. The term "Lease Term" shall mean the period between the Commencement Date and the Expiration Date (as such terms are hereinafter defined), unless sooner terminated or extended as otherwise provided in this Lease. The Lease Term is for three (3) years.

         1.10 Term Commencement Date. Subject to adjustment as provided in
Article 3, the Term Commencement Date shall mean November 15, 1996.

         1.11 Expiration Date. The term "Expiration Date" shall mean November 30, 1999.

         1.12 Base Rent. Subject to adjustment as provided in Article 4, the term "Base Rent" shall mean:


                                                                                        ANNUAL
                                                     MONTHLY           ANNUAL           BASE RENT
         MONTH(S)          YEAR(S)                   BASE RENT         BASE RENT        PER SQ. FOOT
         --------          -------                   ---------         ---------        ------------
         1-36              1, 2 & 3                  $4,760.00         $57,120.00       $14.50




         1.13 Tenant's Percentage Share. The term "Tenant's Percentage Share" shall mean 28.56% with respect to Property Taxes and Operating Expenses (as such terms are hereinafter defined) and with respect to Tenant's law compliance obligations under Paragraph 8.2(B) of this Lease.

         1.14 Security Deposit. The term "Security Deposit" shall mean Four Thousand Seven Hundred Sixty Dollars ($4,760.00), payable upon execution of this Lease.

         1.15 Tenant's Permitted Use. The term "Tenant's Permitted Use" shall mean general office use and no other use.

         1.16 Business Hours. The term "Business Hours" shall mean the hours of 8:00 a.m. to 6:00 p.m,, Monday through Friday, and 8:00 a.m. to 1:00 p.m., Saturdays (federal and state holidays excepted). The term "Business Hours" means when the exterior door to the Building is kept unlocked. Tenant will nevertheless, have twenty-four (24) hours access to the Premises. Landlord will provide Tenant with a key to the exterior door to the Building and one elevator key permitting elevator service to the second floor.

         1.17 Landlord's Address for Notices. The term "Landlord's Address for Notices" shall mean: c/o Haas & Najarian, 456 Montgomery Street, 16th Floor, San Francisco, California 94104, Attention: Robert C. Nicholas, Esq., telephone
(415) 788-6330, facsimile (415) 391-0555, with copy to Brad Colton at the address noted in Paragraph 1.20 below.

         1.18 Tenant's Address for Notices. The term "Tenant's Address for Notices" shall mean 565 Commercial Street, 2nd Floor, San Francisco, California,
Attn: President.

         1.19 Tenant's Address for Notices (Before Tenant Takes Possession of Premises). Tenant's address for Notices before tenant takes possession of Premises shall mean 1531 Shattuck Avenue, Berkeley, California 94709-1511, Attn:
President.

         1.20 Landlord's and Tenant's Broker, if Any. The term "Landlord's Broker" shall mean Brad Colton, Colton Commercial, Embarcadero West, 275 Battery Street, Suite 950, San Francisco, California 9411, and the term "Tenant's Broker" shall mean Darin R. Bosch, CB Commercial, Embarcadero Center West, 275 Battery Street, Suite 1300, San Francisco, California 94111.

         1.21 Prepaid Rent The term "Prepaid Rent" shall mean $33,320.00, representing Base Rent for the first seven (7) months of the Lease Term,

         1.22 Property Manager. The term "Property Manager" shall mean Colton Commercial at the address listed in Paragraph 1.21 above.

         THE FOREGOING DEFINITIONS ARE HEREBY INCORPORATED INTO AND MADE A PART OF THIS LEASE. EACH REFERENCE IN THIS LEASE TO ANY OF THE DEFINITIONS SHALL MEAN THE INFORMATION SET FORTH ABOVE. IN THE EVENT OF A CONFLICT BETWEEN ANY OF THE DEFINITIONS AND THE LEASE, THE LEASE SHALL CONTROL.

                                    ARTICLE 2

                                    PREMISES


         2.1 Lease of Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease. On the Commencement Date described herein, Landlord shall deliver the Premises to Tenant "AS IS" and Tenant accepts the Premises in its present condition and acknowledges that Landlord has no responsibility or obligation to make any tenant improvements whatsoever, except for the work described in Paragraph 27.25.

         2.2 Acceptance of Premises. Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's Permitted Use or for any other purpose.

         2.3 Rentable Area of the Premises. The 3,939 square feet referred to in Paragraph 1.6 of the Lease reflects Landlord's good faith estimate of the approximate rentable area of the Premises based upon information supplied to Landlord by its architect. Landlord has not performed an independent calculation of the rentable area of the Premises and, therefore, cannot warrant or represent that the square footage is 100% accurate. The square footage was determined by applying a modified BOMA method of calculating square footage. Accordingly, should the actual square footage be greater or less than the square footage stated in Paragraph 1.6. Landlord and Tenant agree that The rent shall remain the same.



                                    ARTICLE 3

                                      TERM


         3.1 Term. Except as otherwise provided in this Lease, the Lease Term shall be for the period described in Paragraph 1.9 of this Lease, commencing on the Commencement Date described in Paragraph 1.10 of this Lease and ending on the Expiration Date described in Paragraph 1.11 of this Lease; provided, however, that, if, for any reason, Landlord is unable to deliver possession of the Premises on the date described in Paragraph 1.10 of this Lease, Landlord shall not be liable for any damage caused thereby, nor shall the Lease be void or voidable, but, rather, the Lease Term shall commence upon, and the Commencement Date shall be, the date that possession of the Premises is so tendered to Tenant (except for Tenant-caused delays which shall not be deemed to delay commencement of the Lease Term), and the Expiration Date described in Paragraph 1.11 of this Lease shall be extended by an equal number of days.

         3.2 Determination of Term Commencement Date. The dates upon which the Initial Term commences and terminates pursuant to this Article 3 are herein coiled the "Term Commencement Date" and the "Term Expiration Date," respectively. If the Term Commencement Date occurs on other than the first day of the month, the Base Rent and any additional charges shall be prorated according to the ratio that the number of the days of the month within the Term bears to the total number of days in the month, and such amounts shall be paid on the Term Commencement Date. As soon as practicable after the Term Commencement Date is determined in accordance with this Lease, Landlord and Tenant shall execute and deliver to each other an agreement confirming the Term Commencement Date; provided, however, failure by the parties to execute and deliver such agreement shall not affect determination of the Term Commencement Date.

         3.3 Option to Extend. Provided Tenant is not in default under this Lease either on the date of exercise or at the end of the Term, Tenant shall have an option to extend the Term of this Lease for one additional period of three (3) years (the "Optional Term") on the expiration of the Initial Term, upon the same terms and conditions as contained herein for the Initial Term, except that the Base Rent to be paid by Tenant to Landlord for the Optional Term shall be the then fair market rental value of the Premises to be determined as set forth below. The option shall be exercised by written nonce setting forth Tenant's election to exercise the option and must be delivered to Landlord not less than ninety (90) days prior to the expiration of the Initial Term.

               (A) Following Tenant's exercise of the option hereunder, Landlord and Tenant shall negotiate for not more than thirty (30) days to agree on the fair rental value of the Premises. If the parties are unable to agree, then within ten (10) days after the expiration of such 30-day period, each party at its cost and by giving notice to the other party, shall appoint M.A.I.-licensed appraiser with at least five (5) years continuous full-time appraisal experience in the geographical area in which the Premises are located, to appraise and determine the fair rental value. If a party does not appoint an M.A.I.-licensed appraiser within ten (10) days after the other party has given notice of the name of its M.A.I.-licensed appraiser, the single M.A.I.-licensed appraiser appointed shall be the sole appraiser and shall appraise and determine the fair rental value.

               (B) If the two M.A.I.-licensed appraisers are so appointed by the parties, they shall meet promptly and attempt to appraise and determine the fair rental value. If they are unable to agree within ten (10) days after the second M.A.I.-licensed appraiser has been appointed, they shall together select a third M.A.I.-licensed appraiser meeting the qualifications stated in (A) above within ten (10) days after the last date the two M.A.I. appraisers are given to appraise and determine the fair rental value. If the two M.A.I.-licensed appraisers are unable to agree on the third M.A.I.-licensed appraiser, either of the parties, by ten (10) days written notice to the other party, may apply to the presiding judge of the Superior Court for the City and County of San Francisco for the selection of a third such M.A.I.-licensed appraiser, who shall be a person who has not previously acted in any capacity for either party. Each of the parties shall bear one-half (1/2) of the cost of appointing the third M.A.I.-licensed appraiser, however selected.

               (C) Within ten (10) days after the selection of the third M.A.I.-licensed appraiser, each M.A.I.-licensed appraiser shall prepare its determination of the fair rental value. The determination farthest from the other two shall be eliminated, and the fair rental value for purposes hereof shall be the average of the remaining two determinations. Each party shall pay the fees and expenses of the M.A.I.-licensed appraiser appointed by such party and fifty percent (50%) of the fees and expenses of the third M.A.I.-licensed appraiser, if any. In no event shall the fair market rental value be less than the Base Rent paid by Tenant during the last year of the Lease Term.

         3.4 Term. The term of this Lease (the "Term") shall consist of the Initial Term and the Optional Term, if any.


                                    ARTICLE 4

                                    BASE RENT


         4.1 Payment; of Base Rent. Tenant shall initially pay to Landlord the Base Rent in the amount specified in Paragraph 1.12 in the Definitions section. Base Rent shall be payable to Landlord, at the address specified in the Definitions section or such other place as Landlord may from time to time designate, in equal monthly installments, prorated as to any partial month. All Base Rent shall be payable, without notice, in advance on the first day of each calendar month during the Term, without any deduction, offset, abatement or diminution whatsoever, except that the Base Rent for the first seven (7) months of the Term shall be paid upon execution of this Lease. Tenant's prepayment of the Base Rent for the first seven (7) months is consideration for: (i) Tenant's unwillingness to provide Landlord with personal guarantees of its shareholders;
(ii) Landlord's agreement to perform the improvement work specified in Paragraph 27.25; and (iii) Landlord's agreement to pay the commissions to Tenant's Broker following. the mutual execution of this Lease by Tenant and Landlord. Accordingly, in the event Tenant is in default of this Lease, Tenant waives any and all right, interest or claim to the Prepaid Rent, as the parties agree that such amount is intended to reimburse Landlord for the costs set forth in the immediately preceding sentence, without prejudice to Landlord's remedies elsewhere in this Lease or under the law.



                                    ARTICLE 5

         ADDITIONAL, CHARGES: OPERATING EXPENSES AND APPLICABLE TAXES

         5.1 Payment of Additional Charges: Operating Expenses and Applicable Taxes. In addition to the Base Rent, Tenant shall pay to Landlord Tenant's Percentage Share of such Operating Expenses and Applicable Taxes (collectively, the "Additional Charges") to the extent such Additional Charges exceed the amount of Operating Expenses and Applicable Taxes payable with respect to the Base Year. All Additional Charges shall be payable to the Landlord at the same time and place when the Base Rent is payable without any deduction, offset, abatement or diminution whatsoever, and shall be deemed Rent for all purposes. Landlord shall have the same remedies for a default in the payment of Additional Charges as for a default in the payment of the Base Rent.


         5.2 Definitions. As used herein,


               (A) "Base Year" shall mean the calendar year 1997.

               (B) "Applicable Taxes" shall mean all taxes, assessments and charges levied on or with respect to the Building, the Real Property, or any personal property of Landlord used exclusively in the operation thereof and payable by Landlord. Applicable Taxes shall include, without limitation, all general real property taxes and general and special assessments; assessments for transit. police, fire, housing, other governmental services, or purported benefits to the Building; service payments in lieu of taxes; and any tax, fee or excise on the rent payable under any lease, that are now or hereafter levied on or assessed against Landlord by, or payable by Landlord as a result of, the requirements of the United States of America, the State of California, or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part,, any other taxes. Applicable Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation, any of such Taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any other tax which would otherwise constitute an Applicable Tax. Applicable Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Applicable Taxes. Notwithstanding anything to the contrary in this Lease. in the event that any Applicable Taxes are payable, or may at the option of the taxpayer he paid in installments, such Applicable Taxes shall be deemed to have been paid in installments over the longest possible term, regardless of the method of actual payment by Landlord, ant Tenant's share of such Applicable Taxes shall only include those installments which would become due and payable during the Term.

               (C) "Operating Expenses" shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord in the operation, ownership, maintenance, insurance, management, replacement and repair of the Building (excluding Applicable Taxes) including without limitation:

                           (i) Premiums for property, earthquake, casuals,
liability, rent interruption or other types of insurance carried by Landlord.

                           (ii) Salaries, wages and other amounts paid or
payable to personnel including the Building manager, superintendent, operation and maintenance staff, and other employees of Landlord involved in the maintenance and operation of the Building, including contributions and premiums towards fringe benefits, unemployment, disability and worker's compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors or property managers engaged in the operation, repair, care, maintenance and cleaning of any portion of the Building.

                           (iii) Cleaning expenses, including without limitation
janitorial services, window cleaning, and garbage and refuse removal.

                           (iv) Landscaping expenses, including without
limitation irrigating, trimming, fertilizing, and replacing plants.

                           (v) Heating, ventilating, air conditioning and
steam/utilities expenses, including fuel, gas, electricity, water, sewer, telephone, and other services.

                           (vi) Subject to the provisions of Paragraph 5.2(C)
(x) below, the cost of maintaining, operating, repairing and replacing components of equipment or machinery, including without limitation heating, refrigeration, ventilation, electrical, plumbing, mechanical, elevator,. escalator, sprinklers, fire, life safety, security and energy management systems, including service contracts, maintenance contracts, supplies and parts.

                           (vii) Other items of repair or maintenance of
elements of the Building.

                           (viii) The cost of the rental of any machinery or
equipment and the cost of supplies used in the maintenance and operation of the Building.

                           (ix) Audit fees and the cost of accounting services
incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Building.

                           (x) The costs of improvements, repairs, or
replacements to the Building or the equipment or machinery used in connection with the Building if the capital improvement is made after the date of this Lease and is intended to reduce Operating Expenses; provided, however, any such costs which are properly charged to a capital account shall not be included in Operating Expenses in a single year but shall instead be amortized over their useful lives, as determined by the Landlord in accordance with generally accepted accounting principles, and only the annual amortization amount shall be included in the Operating Expenses for a particular year.

                           (xi) Legal fees and expenses, including, but not
limited to, such expenses that relate to seeking or obtaining reductions in or refunds of Property Taxes, or components thereof.

         5.3 Adjustment Procedure: Estimates. The Additional Charges specified in Paragraph 5.1 shall be determined and paid as follows:

               (A) During each calendar year subsequent to the Base Year, Landlord shall give Tenant written notice of its estimate of any increased amounts payable under Paragraph 5.1 for that calendar year. On or before the first day of each calendar month during the calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however, that, not more often than quarterly, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

               (B) Within ninety (90) days after the close of each calendar year or as soon thereafter as is practicable, Landlord shall deliver to Tenant a statement of that year's actual Applicable Taxes and Operating Expenses, as determined and certified by Landlord (the "Landlord's Statement") and such Landlord's Statement shall be binding upon Landlord and Tenant, except as provided in Paragraph 5.4 below. If the amount of the actual Tax and Operating Expenses is more than the estimated payments for such calendar year made by Tenant, Tenant shall pay the deficiency to Landlord upon receipt of Landlord's Statement. If the amount of the actual Tax and Operating Expenses is less than the estimated payments for such calendar year made by Tenant, any excess shall be credited against Rent (as hereinafter defined) next payable by Tenant under this Lease or, if the Lease Term has expired, any excess shall be paid to Tenant. No delay in providing the statement described in this subparagraph (B) shall act as a waiver of Landlord's right to payment under Paragraph 5.1.

               (C) If this Lease shall terminate on a day other than the end of a calendar year, the amount of the Tax and Operating Expense Adjustment to be paid pursuant to Paragraph 5.1 that is applicable to the calendar year in which such termination occurs shall be prorated on the basis of the number of days from January 1 of the calendar year to the termination date bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Paragraph 5.1 to be performed after such termination.

         5.4 View of Landlord's Statement. Provided that Tenant is not then in default under this Lease and provided further that Tenant strictly complies with the provisions of this Article 5, Tenant shall have the right, once each calendar year, to reasonably review supporting data for any portion of a Landlord's Statement that Tenant claims is incorrect, in accordance with the following procedure:

                  (A) Tenant shall, within thirty (30) business days after any such Landlord's Statement is delivered, deliver a written notice to Landlord specifying the portions of the Landlord's Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Landlord's Statement. Except as expressly set forth in subsection (C) below, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including without limitation, Tenant's obligation to make all payments of Base Rent and all payments of Tenant's Tax and Operating Expense Adjustment) pending the completion of and regardless of the results of any review of records under this paragraph. The right of Tenant under this paragraph may only be exercised once for any Landlord's Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this paragraph for a particular Landlord's Statement shall be deemed waived.

               (B) Tenant acknowledges that Landlord maintains its records for the Building at Landlord's attorneys' offices and Tenant agrees that any review of records under this section shall be at the sole expense of Tenant. Tenant acknowledges and agrees that any records reviewed under this paragraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principals of Tenant who receive the results of the review. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

               (C) Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an independent firm of certified public accountants of national standing. In the event that the results of the review of records [taking into account, if applicable, the results of any additional review caused by Landlord] reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment obligations to pay the estimated Tax and Operating Expense Adjustment. In the event that such results show that Tenant has underpaid its obligations for a preceding period, Tenant shall be liable for Landlord's accounting fees, and the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Tax and Operating Expense Adjustment.


         5.5 Late Charge. Other remedies for non-payment of Rent notwithstanding, if any installment of Monthly Base Rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after such amount shall be due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge. The parties agree that
(a) such late charge represents a fair and reasonable estimate of the costs Landlord will incur in processing each delinquent payment by Tenant and, (b) that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment.



                                    ARTICLE 6

                                ADDITIONAL TAXES


         6.1 Reimbursement. Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord (subject to the same exclusions provided for in Paragraph 5.2{B) in connection with Applicable Taxes), whether or not now customary or within the contemplation of the parties hereto, when:

                  (A) Said taxes are measured by or reasonably attributable to the cost or value of Tenants' equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements shall be vested in Tenant or Landlord;


                  The portion of any taxes payable by Tenant pursuant to this paragraph and other tenants of the Building pursuant to similar provisions in their leases shall be excluded from Applicable Taxes for purposes of computing Tenant's Tax Share thereof.


                                    ARTICLE 7

                                SECURITY DEPOSIT

         Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit described in Paragraph 1.14 above. The Security Deposit is made by Tenant to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant. If Tenant shall default with respect to any covenant or provision hereof, Landlord may use, apply or retain all or any portion of the Security Deposit to cure such default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall immediately upon written demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated. Landlord shall not be required to keep the Security Deposit separate from its general accounts and Tenant shall not be entitled to interest on the Security Deposit. Within thirty
(30) days after the expiration of the Lease Term and the vacation of the Premises by Tenant, the Security Deposit, or such part as has not been applied to cure the default, shall be returned to Tenant.


                                    ARTICLE 8

                                 USE OF PREMISES


         8.1 Tenant's Permitted Use. Tenant shall use the Premises only for Tenant's Permitted Use as set forth in Paragraph 1.15 above and shall not use or permit the Premises to be used for any other purpose. Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant's Permitted Use.

         8.2 Compliance With Laws and Other Requirements.

               (A) Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (a) violates any law, ordinance, regulation or directive of any governmental authority having jurisdiction, including without limitation any Certificate of Occupancy, or any covenant, condition or restriction affecting the Building or the Premises; (b) causes or is reasonably likely to cause damage to the Building or the Premises: c) violates a requirement or condition of any fire and extended insurance policy covering the Building and/or the Premises, or increases the cost of such policy; (d) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or interferes with the use and occupancy of any portion of the Building for other tenants or occupants; (e) impairs or is reasonably likely to impair the proper maintenance, operation or repair of the Building or its equipment, facilities or systems; (f) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone. or other communication signals by antennae or other facilities located in the Building; or (g) violates the Rules and Regulations described in Article 21.

               (B) In addition to any other amounts payable by Tenant to Landlord hereunder, Tenant shall pay to Landlord, as and when billed by Tenant and as additional rent, Tenant's Percentage Share of the cost of any improvements, capital expenditures, repairs or replacements to the Building, or any equipment or machinery used in connection with the Building, if any such item is required under governmental laws, regulations, ordinances, or interpretations thereof, which were not applicable to the Building at the time the Building was constructed; provided, however, that any such costs which are properly charged to a capital account shall not be payable in a single year but shall instead by amortized over their useful lives, as determined by the Landlord in accordance with generally acceptable accounting principles, and only the annual amortization amount (prorated based on the number of days of the Lease term in the calendar year) shall be payable by the Tenant with respect to any calendar year.

               (C) Compliance With ADA Requirements. Without limiting the generality of the foregoing, Tenant shall promptly comply with all requirements of the Americans with Disabilities Act and the regulations promulgated thereunder in effect from time to time ("ADA Requirements").

                           Tenant shall have exclusive responsibility for
compliance with ADA Requirements pertaining to the interior of the Premises, including for the design and construction of the access thereto and egress therefrom. Landlord shall have responsibility for compliance with ADA Requirements which affect the common areas of the Building, subject to Tenant's obligation to pay for its share of the expense of such compliance pursuant to
Article 5 of this Lease. Tenant shall comply promptly with any direction of any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof, and Tenant agrees to furnish Landlord with a copy of any such direction promptly after receipt of the same. In addition. Tenant shall comply with any reasonable plan adopted by Landlord which is designed to fulfill the requirements of any Laws, including ADA Requirements.

                           Should compliance by Tenant with this Paragraph
require Landlord's consent pursuant to Article 11, Tenant shall promptly seek such consent, provide the assurances and documents required by said Article and, following receipt of such consent, promptly comply with the provisions of such Article and this Paragraph.

                           If Tenant fails to comply as required in this
Paragraph, after notice to Tenant, Landlord may comply or cause compliance, in which case Tenant shall reimburse Landlord upon demand for Landlord's costs incurred in connection therewith.

         8.3 Hazardous Materials.

               (A) No Hazardous Materials, as defined herein, shall he Handled, as also defined herein, upon, about, above or beneath the Premises or any portion of the Building by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, directors, employees, agents, or invitees. Any such Hazardous Materials so Handled shall be known as Tenant's Hazardous Materials. Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies; may be used and stored at the Premises without Landlord's prior written consent, but only in compliance with all applicable Environmental Laws, as defined herein.

               (B) Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any federal, state or local governmental agency or political subdivision. or necessary for Landlord to make full economic use of the Premises or any portion of the Building, which requirements or necessity arises from the Handling of Tenant's Hazardous Materials upon, about, above or beneath the Premises or any portion of the Building. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall take all actions necessary to restore the Premises or any portion of the Building to the condition required under applicable Environmental Laws. Tenant shall nevertheless obtain Landlord's written approval prior to undertaking any actions required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any portion of the Building.

               (C) "Environmental Laws" means and includes all new and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders. decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

               (D) "Hazardous Materials" means: (a) any material or substance:
(i) which is defined or becomes defined as a "hazardous substance," "hazardous waste." "infectious waste," "chemical mixture or substance," or "air pollutant" under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure;
(iii) containing polychlorinated biphenyls (PCB's); (iv) containing asbestos;
(v) which is radioactive; or (b) any other pollutant or contaminant or hazardous, toxic, flammable or dangerous chemical, waste, material or substance, as all such terms are used in their broadest sense, and defined, regulated or become regulated by Environmental Laws, or which cause a nuisance upon or waste to the Premises or any portion of the Building.


               (E) "Handle," "Handled," or "Handling" shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation. or any other activity of any type in connection with or involving Hazardous Materials.


               (F) Tenant and Tenant's officers and directors agree to protect, indemnify, hold harmless and defend Landlord and any mortgagee or ground lessor, and each of their respective partners, directors, officers, agents and employees, successors and assigns, regardless of any negligence imputed to Landlord as owner of the real property involved in an injury, from and against any and all environmental damages which arise from: (i) the Handling of any Tenant's Hazardous Materials, as defined pursuant to Paragraph 8.3 or (ii) the breach of any of tee provisions of this Lease. For the purpose of this Lease, "environmental damages" shall mean (a) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including without limitation, diminution in the value of the Premises or any portion of the Building, damages for the loss of or restriction on use of rentable or usable space or of any amenity of the Premises or any portion of the Building, and from any adverse impact of Landlord's marketing of space); (b) all reasonable sums paid for settlement of claims, attorneys' fees, consultants' fees and experts' fees; and (c) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant's Hazardous Materials required by Environmental Laws, To the extent that Landlord is strictly liable under any Environmental Laws. Tenant's obligation to Landlord and the other indemnities under the foregoing indemnification shall likewise be without regard to fault on Tenant's part with respect to the violation of any Environmental Law which results in liability to the indemnitee. Tenant's obligations and liabilities pursuant to this Paragraph 8.3 shall survive the expiration or earlier termination of this Lease.



                                    ARTICLE 9

                             UTILITIES AND SERVICES


         9.1 Building Services. Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and standards set forth herein:


               (A) Non-attended automatic elevator service.

               (B) During Business Hours, Monday through Friday, such air conditioning, heating and ventilation as are reasonably required for the comfortable use and occupancy of the Premises; provided, however, that if Tenant shall require heating, ventilation or air conditioning in excess of that which Landlord shall be required to provide hereunder, Landlord may provide such additional heating, ventilation or air conditioning at such rates and upon such additional conditions as shall be determined by Landlord from time to time.

               (C) At all reasonable times, electric current as required for building standard lighting and fractional horsepower office machines; provided, however, that: (i) without Landlord's consent, Tenant shall not install, or permit the installation, in the Premises of any computers, word processors, electronic date processing equipment or other type of equipment or machines which will increase Tenant's use of electric current in excess of that which Landlord is obligated to provide hereunder (provided, however, that the foregoing shall not preclude the use of personal computers or similar office equipment); (ii) if Tenant shall require electric current which may disrupt the provision of electrical service to other tenants, Landlord may condition its consent upon Tenant's payment of the cost of installing and providing any additional facilities required to furnish such excess power to the Premises and upon the installation in the Premises of electric current meters to measure the amount of electric current consumed, in which latter event Tenant shall pay for the cost of such meter(s) and the cost of installation, maintenance and repair thereof, as well as for all excess electric current consumed at the rates charged by the applicable local public utility, plus a reasonable amount to cover the additional expenses incurred by Landlord in keeping account of the electric current so consumed; and (iii) if Tenant's increased electrical requirements will materially affect the temperature level in the Premises or the Building, Landlord's consent may be conditioned upon Tenant's requirement to pay such amounts as will be incurred by Landlord to install and operate any machinery or equipment necessary to restore the temperature level to that otherwise required to be provided by Landlord, including but not limited to the cost of modifications to the air conditioning system. Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense which Tenant may incur or sustain if, for any reasons beyond Landlord's control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Tenant covenants that at all times its use of electric current shall never exceed the capacity of the feeders, risers or electrical installations of the Building. If submetering of electricity in the Building will not be permitted under future laws or regulations, the Rent will then be equitably and periodically adjusted to include an additional payment to Landlord reflecting the cost to Landlord for furnishing electricity to Tenant in the Premises.

               (D) Water for drinking and rest room purposes.

               (E) Reasonable janitorial and cleaning services, provided that the Premises-are used exclusively for office purposes and are kept reasonably in order by Tenant. If the Premises are not used exclusively as offices or if the Tenant elects and Landlord consents, the Premises shall be kept clean and in order by Tenant, at Tenant's expense, to the satisfaction of Landlord and by persons approved by Landlord; and, in all events, Tenant shall pay to Landlord the cost of removal of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish attendant to normal office usage.

         Any amounts which Tenant is required to pay to Landlord pursuant to this Paragraph 9.1 shall be payable upon demand by Landlord and shall constitute additional rent.

         9.2 Interruption of Services. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Paragraph 9.1, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord's reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant's obligation to pay Base Rent and additional rent required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline without affecting Tenant's obligations hereunder.



                                   ARTICLE 10

                             MAINTENANCE AND REPAIRS


         10.1 Landlord Repairs. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises during the Term of this Lease except as are set forth in this Section. Landlord shall maintain only the roof, foundation, parking (if any) and Common Areas, and the structural soundness of the exterior walls. Landlord's cost of maintaining and repairing the items set forth in this Section are subject to the additional Rent provisions in Article 5. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any damages nor to any abatement or reduction of Rent by reason of any repairs, alterations or additions made by Landlord under this Lease. Except for Landlord's obligations under this Paragraph, it is intended by the parties that Landlord shall have no obligation, in any manner whatsoever, to repair and maintain the Premises, nor the Building located thereon, nor the equipment therein, whether structural or non-structural, all of which obligations are intended to be Tenant's obligations under this Lease. Tenant expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

         10.2 Tenant Repairs. Tenant, at its own cost and expense, shall maintain the Premises in a first-class condition (except for the items that are the responsibility of Landlord under Paragraph 10.1). Without limiting the generality of the foregoing, Tenant shall maintain and keep in good repair (including replacement when necessary): (a) the interior of the Premises, including walls, floors and ceilings; (b) all windows and doors, including frames, glass, skylights, molding and hardware; (c) all wires and plumbing within the Premises which serve the Premises {as distinguished from those serving the Building generally); (d) all signs. air conditioning and heating equipment, mechanical doors and other mechanical equipment situated on or in the Premises or serving the Premises (as distinguished from those serving the Property generally); and (e) those utility facilities that are not Landlord's responsibility hereunder. Tenant shall further make all other repairs to the Premises made necessary by Tenant's failure to comply with its obligations under this Section. All fixtures installed by Tenant shall be new or shall have been completely and recently reconditioned.

         10.3 Request for Repairs. All requests for repairs or maintenance that are the responsibility of the Landlord pursuant to any provision of this Lease must be made in writing to Landlord at the address in Paragraph 1.17.

         10.4 Tenant Damages. Tenant shall not allow any damage to be committed on any portion of the Premises or Property, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant. Notwithstanding anything to the contrary contained herein, Tenant shall leave all electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and other power systems upon the Premises in good operating condition. In the event Tenant fails to perform Tenant's obligations of repairs and maintenance under this Section, Landlord may at its option, but shall not be required to, enter upon the Premises after ten (10) days prior written notice to Tenant (except in case of an emergency, in which case no notice shall be required), to perform such obligations on Tenant's behalf and to place the Premises in good order, condition and repair, and Tenant shall pay the cost thereof, together with any interest thereon at the maximum rate then allowed by law, as Additional Rent to Landlord.

         10.5 Landlord's Rights. Landlord and its contractors shall have the right, at all reasonable times, to enter upon the Premises to make any repairs to the Premises or the Building reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs.


                                   ARTICLE 11

                     ALTERATIONS, ADDITIONS AND IMPROVEMENTS


         11.1 Landlord's Consent; Conditions. Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises ("Alterations") without the prior written consent of Landlord. Landlord may impose as a condition to such consent such requirements as Landlord in its sole discretion deems necessary or desirable including without limitation: Tenant's submission to Landlord, for Landlord's prior written approval, of all plans and specifications relating to the Alterations; Landlord's prior written approval of the time or times when the Alterations are to be performed; Landlord's prior written approval of the contractors and subcontractors performing work in connection with the Alterations: Tenant's receipt of all necessary permits and approvals from all governmental authorities having jurisdiction prior to the construction of the Alterations; Tenant's written notice of whether the Alterations include the Handling of any Hazardous Materials, pursuant to Article 8; Tenant's delivery to Landlord of such bonds and insurance as Landlord shall reasonably require; and Tenant's payment to Landlord of all costs and expenses incurred by Landlord because of Tenant's Alterations, including but not limited to costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations.

         11.2 Performance of Alterations Work. All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction (including without limitation Title 24 of the California Administrative Code) and the requirements of all carriers of insurance on the Premises and the Building, the Board of Underwriters, Fire Rating Bureau, or similar organization. All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Building. All costs incurred by Landlord relating to the Alterations shall be payable to Landlord by Tenant as additional rent upon demand.

         11.3 Liens. Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Building free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Building of and from any and all loss, cost, damage, liability and expense, including attorneys' fees, arising out of or related to any. such liens or notices. Further, Tenant shall give Landlord not less than seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of nonresponsibility. Tenant shall secure, at Tenant's sole expense, a completion and lien indemnity bond satisfactory to Landlord for such work, and during the progress of such work, Tenant shall, upon Landlord's request, furnish Landlord with sworn contractor's statements and lien waivers covering all work theretofore performed. Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within ten (10) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been flied. If Tenant fails to pay and remove such lien, claim or encumbrance within such ten {10) days. Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Paragraph 5.5 hereof for amounts owed Landlord by Tenant shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

         11.4 Lease Termination. Except as provided in this section, upon termination of this Lease Tenant shall surrender the Premises to Landlord in the same condition as when received, subject to reasonable wear and tear. All Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of Tenant's Alterations, in which event Tenant shall promptly remove the designated Alterations and shall promptly repair any resulting damage, all at Tenant's sole expense. All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant; upon the expiration or sooner termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove any such items or repair such damage promptly after the expiration or sooner termination of the Lease, Landlord may, but need not, do so with no liability to Tenant, and Tenant shall pay Landlord the cost thereof upon demand.


                                   ARTICLE 12


                                 INDEMNIFICATION

         12.1 Waiver of Liability. Landlord shall not be liable for and Tenant hereby waives all claims against Landlord: for damage to any property or injury, illness or death of any person in, upon, or about the Premises, the Building and/or the Real Property arising at any time and from any cause whatsoever other than damages directly caused solely by the gross negligence or wilful misconduct of Landlord or its employees or agents. Without limiting. the generality of the foregoing, Landlord shall not be liable for any damage or damages of any nature whatsoever to persons or property caused by explosion, fire, theft or breakage, by sprinkler, drainage or plumbing systems, by failure for any cause to supply adequate drainage, by the interruption of any public utility or service, by steam, gas, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair, maintenance or alteration of any part of the Building, or by anything done or omitted to be done by any tenant, occupant or person in the Building. In addition, Landlord shall not be liable for any loss or damage for which Tenant is required to insure, nor for any loss or damage resulting from any construction, alterations or repair by Landlord or by others.

         12.2 Indemnification. Tenant shall defend, indemnify and hold harmless Landlord and Landlord's employees and agents and the Lessor under any ground or underlying leases against and from any and all claims, suits, proceedings, orders, actions, losses, costs, damages, expenses, fines, penalties, judgments and other liabilities (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from: (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease to be observed or performed by Tenant, including without limitation the provisions of Article 8; (b) the use, possession or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming by, through or under Tenant; or (c) any injury to persons or property sustained in or about the Premises; or (d) any act or omission of Tenant or any persons claiming by, or of their employees, contractors, agents, invitees or licensees in, on or about the Premises or the Real Property, either prior to, during, or after the expiration of the Term, including, without limitation, any act or omission in the making or performance of any Alterations.


         12.3 Survival. The provisions of this Article 12 shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 13

                                    INSURANCE

         13.1 Property Insurance.

               (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, "all-risk" property insurance, in an amount not less than one hundred percent (100%) of the replacement cost covering (a) all leasehold improvements in and to the Premises which are made at the expense of Tenant; and (b) Tenant's trade figures, equipment and other personal property from time to time situated in the Premises. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant's personal property shall be paid to Tenant.

               (B) At all times during the Lease Term, Tenant shall procure and maintain business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to oil perils insured against in Paragraph 12.2.

         13.2 Liability Insurance.

               (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least $1,000,000 per occurrence and a general aggregate limit of $2,000,000. All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Landlord or any ground lessor as additional insureds. Such liability insurance shall be primary and not excess or contributing to any other insurance as may be available to the additional insureds.

               (B) Prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person, Tenant, at its own expense, shall obtain a policy or policies of insurance issued by a responsible insurance company and in a form acceptable to Landlord saving harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments. expenses and costs arising under any present or future law, statute, or ordinance of the State of California or other governmental authority having jurisdiction of the Premises, by reason of any storage, sale, use or giving away of alcoholic beverages on or from the Premises. Such policy or policies of insurance shall have a minimum combined single limit of $1 million per occurrence and shall apply to bodily injury, fatal or nonfatal; injury to means of support: and injury to property of any person. Such policy or policies of insurance shall name the Landlord and its agents, beneficiaries, partners, employees and any mortgagee of Landlord or any ground lessor of Landlord as additional insureds.

         13.3 Workers' Compensation Insurance. At all times during the Lease Term, Tenant shall procure and maintain Workers' Compensation Insurance in accordance with the laws of the State of California, and Employer's Liability insurance with a limit not less than'$1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease - Each Person; and $1,000,000 Bodily Injury to Disease - Policy Limit.

         13.4 Policy Requirements. All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the State of California and rated not less than A-VII in Best's Insurance Guide. A certificate of insurance (or, at Landlord's option, copies of the applicable policies) evidencing the insurance required under this Article shall be delivered to Landlord prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any deed of trust holder, mortgagee or ground lessor designated by Landlord to Tenant. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the insurance required by this Article pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and the Landlord as required by this Lease.

         13.5 Waiver of Subrogation. Each party hereby waives any right of recovery against the other for injury or loss due to hazards covered by insurance, to the extent of the injury or loss covered thereby. Any policy of insurance to be provided by Tenant pursuant to this Article shall contain a clause denying the insurer any right of subrogation against Landlord.

         13.6 Failure to Insure. If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Landlord shall have the right in its sole discretion, to procure and maintain such insurance which Tenant is required to maintain hereunder and the cost thereof shall be deemed additional rent due and payable by Tenant. Tenant may not self-insure against any risks required to be covered by insurance without Landlord's prior written consent.


                                   ARTICLE 14


                              DAMAGE OR DESTRUCTION

         14.1 Landlord's Restoration. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. Subject to the remaining provision of this Article 14, if the Premises or the Building are damaged by fire or other casualty insured against by Landlord's fire and all risk, coverage insurance policy, and sufficient proceeds (apart from any applicable deductible) are made available to Landlord to fully cover the cost of repair, Landlord shall promptly undertake such repairs, so long as such repairs can, in Landlord's opinion, be made within one hundred-eighty (180) days after the date of such damage: in such event, this Lease shall remain in full force and effect. If (a) such repairs cannot, in Landlord's opinion, be made within one hundred eighty (180) days after the date of such damage, or (b) insufficient proceeds are made available to Landlord to fully cover the cost of repair, or of the casualty is not covered by Landlord's insurance policies, then Landlord may elect, by written, notice to Tenant given within thirty (30) days after the date of such damage, to either restore or repair such damage. in which event this Lease shall continue in full force and effect, or terminate this Lease as of a date specified in such notice, which date shall not be less than thirty (30) nor more than sixty (60) days after the date such notice is given. In calculating the cost of repair, Landlord shall be entitled to take into account the cost of bringing the damaged, destroyed or remaining portions of the Premises and the Building into compliance with any then-applicable building codes, governmental regulations and Laws (including ADA Requirements;

         14.2 Rent Abatement. If such fire or other casualty shall have damaged the Premises, and if such damage is not the result of the negligence or willful misconduct of Tenant or any persons claiming by, through or under Tenant or any of their employees, agents, contractors, invitees or licensees, then during the period a portion of the Premises is rendered unusable by such damage Tenant shall be entitled to a reduction in the Base Rent and Additional Charges in the proportion that the rentable area of the Premises rendered unusable as a result of such damage bears to the total rentable area of the Premises. If any damage to the Premises is due to the negligence or willful misconduct of Tenant or any of the other parties described in the preceding sentence, then there shall be no abatement of the Base Rent or Additional Charges by reason of such damages, unless Landlord is reimbursed for such abatement of the Base Rent or Additional Charges pursuant to any rental insurance policies that Landlord may, in its sole discretion, elect to carry.


         14.3 Tenant's Restoration. Notwithstanding any other provision of this Lease, Landlord shall not be required to repair any injury or damage to or to make any repairs to or replacements of any Alterations or any other improvements installed in the Premises by Tenant, other than Building Standard Work, and Tenant shall, at Tenant's sole cost and expense, repair and restore all Non-Building Standard Work and such Alterations and improvements in the same condition as existed prior to such event. Except as provided in Paragraph 14.2. Tenant shall not be entitled to any compensation or damages from Landlord for damage to any Non-Building Standard Work, Alterations, or Tenant's Property, for loss of use of the Premises or any part thereof, for any damage to or interference with Tenant's business, loss of profits, or for any disturbance to Tenant caused by any casualty or the restoration of the Premises following such casualty.

         14.4 Waiver of Right to Terminate. The provisions of this Lease, including this Article 14, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property. Tenant hereby specifically waives all rights to terminate this Lease under said Civil Code sections or any similar provisions of law.

         14.5 Damage During Last Twenty-Four (24) Months. If the Building or the Premises are damaged to any extent curing the test six (6) months of the Term. Landlord may elect to terminate this Lease as provided in Paragraph 14.1.


                                   ARTICLE 15

                                  CONDEMNATION

         15.1 Taking. If the entire Premises or so much of the Premises as to render the balance unusable by Tenant shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively "Condemnation"), this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.

         15.2 Award. In the event of any Condemnation, the entire award for such taking shall belong to Landlord, except that Tenant shall be entitled to independently pursue a separate award relating to the loss of, or damage to, Tenant's personal property and trade fixtures and Tenant's moving costs directly associated with the taking. Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise.

         15.3 Temporary Taking. No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Lease Term and to Landlord to the extent that the award applies to any time period outside the Lease Term.


                                   ARTICLE 16

                            ASSIGNMENT AND SUBLETTING

         16.1 Restriction. Without the prior written consent of Landlord, Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees. An assignment, subletting or other action in violation of the foregoing. shall be void and, at Landlord's option, snail constitute a material breach of this Lease. For purposes of this Section, an assignment shall include any transfer of any interest in this Lease or the Premises by Tenant pursuant to a merger, division, consolidation or liquidation, or pursuant to a change in ownership of Tenant involving a transfer of voting control in Tenant (whether by transfer of partnership interests, corporate stock or otherwise). Notwithstanding anything contained in this Article to the contrary, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

         16.2 Notice to Landlord. If Tenant desires to assign this Lease or any interest herein, or to sublet all or any part of the Premises, then at least ten
(10) business days prior to the effective date of the proposed assignment or subletting, Tenant shall submit to Landlord in connection with Tenant's request for Landlord's consent:

               (A) A statement containing (i) the name and address of the proposed assignee or subtenant; (ii) such financial information with respect to the proposed assignee or subtenant as

Landlord shall reasonably require; (iii) the type of use proposed for the Premises; and (iv) all of the principal terms of the proposed assignment or subletting; and

               (B) Four (4) originals of the assignment or sublease on a form approved by Landlord and four (4) originals of the Landlord's Consent to Sublease or Assignment and Assumption of Lease and Consent.

         16.3 Landlord's Recapture Rights. At any time within ten (10) business days after Landlord's receipt of all but not less than all) of the information and documents described in Paragraph 16.2 above, Landlord may, at its option by written notice to Tenant, elect to: (a) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (b) take an assignment of the Lease upon the same terms as those offered to the proposed assignee; or (c) terminate the Lease in its entirety or as to the portion of the Premises proposed to be assigned or sublet, with a proportionate adjustment in the Rent payable hereunder if the Lease is terminated as to less than all of the Premises. If Landlord does not exercise any of the options described in the preceding sentence, then, during the above-described ten (10) business day period, Landlord shall either consent or deny its consent to the proposed assignment or subletting.

         Notwithstanding Landlord's right to recapture all or a portion of the Premises as provided in this Paragraph 16.3, Landlord shall not exercise its right of recapture where Tenant enters into an arrangement to share space, if such space-sharing arrangement meets the following conditions: (i) the provisions of Paragraphs 16.1, 16.2, 16.4, 16.5, and 16.7 are otherwise complied with, (ii) the entire area which Tenant so shares is less than 2,000 square feet, (iii) the term of the proposed space-sharing arrangement is no longer than the lesser of one (1) year or the then remainder of the term of this Lease as of the proposed Effective Date of the proposed space-sharing, and {iv) the proposed shared area should not be physically separated or demised within the Premises then under ease to Tenant.

         16.4 Landlord's Consent: Standards. Landlord's consent shall not be unreasonably withheld; but, in addition to any other grounds for denial, Landlord's consent shall be deemed reasonably withheld if, in Landlord's good faith judgment: (i) the proposed assignee or subtenant does not have the financial strength to perform its obligations under this Lease or any proposed sublease; (ii) the business and operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by other tenants in the Building; (iii) the proposed assignee or subtenant intends to use any part of the Premises for a purpose not permitted under this Lease;
(iv) either the proposed assignee or subtenant, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant occupies space in the Building, or is negotiating with Landlord to lease space in the Building; (v) the proposed assignee or subtenant is disreputable; or (vi) the use of the Premises or the Building by the proposed assignee or subtenant would, in Landlord's reasonable judgment, significantly increase the pedestrian traffic in and out of the Building or would require any alterations to the Building to comply with applicable laws.

         16.5 Additional Rent. If Landlord consents to any such assignment or subletting, fifty percent (50%) of all sums or other economic consideration received by Tenant in connection with such assignment or subletting, less related broker's commissions, remodelling and other costs of Tenant, whether denominated as rent or otherwise, which exceeds in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to less than all of the Premises under a sublease) shall be paid to Landlord as additional rent under the Lease without affecting or reducing any other obligation of Tenant hereunder.

         16.6 Landlord's Costs. If Tenant shall assign this Lease or snail sublet all or any part of the Premises or shall request the consent of Landlord to any assignment, subletting or other act, Tenant shall pay to Landlord as additional rent Landlord's costs related thereto, including Landlord's reasonable attorneys' fees and a minimum fee to Landlord of Five Hundred Dollars ($500.00).

         16.7 Continuing Liability of Tenant. Notwithstanding any assignment or sublease, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease to the same extent as if the assignment or sublease had not occurred; provided, however, that any act or omission of any assignee or subtenant, other than Landlord, that violates the terms of this Lease shall be deemed a violation of this Lease by Tenant, including any acts or omissions committee by any assignee or subtenant during any Holdover period following the termination of this Lease, whether with or without Landlord's consent.

         16.8 Non-Waiver. The consent by Landlord to any assignment or subletting shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Article, to any further assignment or subletting. In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord's rights under this Article, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease.



                                   ARTICLE 17

                              DEFAULT AND REMEDIES


         17.1 Events of Default by Tenant. The occurrence of any of the following shall constitute a material default and breach of this Lease by
Tenant:

               (A) The failure by Tenant to pay Base Rent or make any other payment required to be made by Tenant hereunder as and when due.

               (B) The abandonment of the Premises by Tenant for fourteen (14) consecutive days (without the payment of Rent).

               (C) The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Article 16 above, if such failure continues for ten (10) days after written notice thereof by Landlord to Tenant: provided, however, that if the nature of the default is such that it cannot be cured within the ten (10) day period, no default shall exist if Tenant commences the curing of the default within the ten (10) day period and thereafter diligently prosecutes the same to completion. The ten (10) day notice described herein shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure or any other law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.

               (D) The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or Tenant's interest in this Lease or the Premises, when possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease or the Premises, if such seizure is not discharged within thirty (30) days.

         17.2 Landlord's Right to Terminate Upon Tenant Default. In the event of any default by Tenant as provided in Paragraph 17.1 above, Landlord shall have the right to terminate this Lease and recover possession of the Premises by giving written notice to Tenant of Landlord's election to terminate this Lease, in which event Landlord shall be entitled to receive from Tenant:

               (A) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

               (B) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

               (C) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                  (D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                  (E) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         As used in subparagraphs (A) and {B) above, "worth at the time of award" shall be the then highest lawful rate, but event to exceed one percent (1%) per annum plus the rate established by the Federal Reserve Bank of San Francisco on advances made to member banks under Sections 13 and 13a of the Federal Reserve Act ("discount rate") prevailing on the date of execution of this Lease by Landlord. As used in paragraph (C) above. "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         17.3 Landlord's Right To Continue Lease Upon Tenant Default. In the event of a breach of this Lease and abandonment of the Premises by Tenant, if Landlord does not elect to terminate this Lease as provided it, Paragraph 17.2 above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease. Without limiting the foregoing, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due. if Tenant has the right to sublet or assign. subject only to reasonable limitations). To the fullest extent permitted by law, the proceeds of any reletting shall be applied first to pay to Landlord all costs and expenses of such reletting (including without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, including expenses for redecoration, alterations and other costs in connection with preparing the Premises for new tenant, and if Landlord shall maintain and operate the Premises. the costs thereof) and receivers' fees incurred in connection with the appointment of and performance once by a receiver to protect the Premises and Landlord's interest under this Lease and any necessary or reasonable alterations; second to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any. shall be held by Landlord and. applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue.

         17.4 Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under this Lease snail be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to, make any payment or perform any such other act on Tenant's part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease. Any sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date of such payment, snail be payable to Landlord as additional rent on demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

         17.5 Default Under Other Leases. If the term of any lease, other than this Lease, heretofore or hereafter made by Tenant for any space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option. to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in Paragraph 17.2.

         17.6 Non-Waiver. Nothing in this Article shall be deemed to affect Landlord's rights to indemnification for liability or liabilities arising prior to termination of this Lease for personal injury or property damages under the indemnification clause or clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due shad be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in the Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

         17.7 Cumulative Remedies. The specific remedies to which Landlord may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of the Lease. In addition to the other remedies provided in the Lease, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

         17.8 Default by Landlord, Landlord's failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, that is reasonably necessary promptly and diligently to cure the failure) after Landlord receives written notice from Tenant specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s). In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default.



                                   ARTICLE 18


                         ATTORNEYS' FEES: COSTS OF SUIT


         18.1 Attorneys' Fees. If either Landlord or Tenant shall commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys' fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys' fees. In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys' fees incurred in collecting Rent or otherwise seeking enforcement against Tenant, its sublessees and assigns, of Tenant's obligations under this Lease.

         18.2 Indemnification Should Landlord be made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss. cost, liability, damage or expense incurred by Landlord, including attorneys' fees, in connection with the litigation.



                                   ARTICLE 19

                          SUBORDINATION AND ATTORNMENT

         19.1 Subordination. This Lease, and the rights of Tenant hereunder, are and shall be subordinate to the interests of (i) all present and future ground leases and master leases of all or any part of the Building; (ii) present and future mortgages and deeds of trust encumbering all or any part of the Building;
(iii) all past and future advances made under any such mortgages or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust. Upon demand, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such lessor, mortgagee or beneficiary to effect the purposes of this Paragraph 19.1. Such instruments may contain, among other things, provisions to the effect that such lessor, mortgagee or beneficiary (hereafter, for the purposes of this Paragraph 19.1, a "Successor Landlord") shall (i) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease: (ii) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (iii) not be liable for the return of any security deposit under the Lease unless the same shall have actually been deposited with such Successor Landlord; and (iv) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default.

         19.2 Attornment. If requested to do so, Tenant shall attorn to and recognize as Tenant's landlord under this Lease any superior lessor, superior mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, and Tenant shall, upon demand, execute any documents reasonably requested by any such person to evidence the attornment described in this Section.

         19.3 Mortgage and Ground Lessor Protection. Tenant agrees to give any holder of any mortgage and any ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such mortgage holder or ground lessor thereafter the "Notified Party"). Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall nave no right to, and shall not, terminate this Lease on account of Landlord's default.


                                   ARTICLE 20

                                 QUIET ENJOYMENT


         Provided that Tenant is not in default hereunder, Tenant shad have and peaceably enjoy the Premises during the Lease Term, subject to all of the terms and conditions contained in this Lease.



                                   ARTICLE 21

                              RULES AND REGULATIONS


         The Rules and Regulations attached hereto as Exhibit B are hereby incorporated by reference herein and made a part hereof. Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any reasonable and nondiscriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety care, security, good order and/or cleanliness of the Premises and/or the Building. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Building.


                                   ARTICLE 22

                              ESTOPPEL CERTIFICATES

         Tenant agrees at any time and from time to time upon not less than ten
(10) business days' prior written notice from Landlord to execute, acknowledge and deliver to Landlord a statement in writing addressed and certifying to Landlord, or to the holder or assignee of any existing or prospective mortgage encumbering the Building or any part thereof (hereafter a "Mortgagee"), or to the lessor, or existing or prospective assignee of the lessor's position, under any existing or prospective ground lease of the land underlying the Building (hereafter a "Ground Lessor ), or to any prospective purchaser of the land, improvements or both comprising the Building, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has accepted possession of the Premises, which are acceptable in all respects, and that any improvements required by the terms of this Lease to be made by Landlord have bean completed to the satisfaction of Tenant; that Tenant is in full occupancy of the Premises; that no rent other than Prepaid Rent has been paid more than 30 days in advance; that the first month's Base Rent has been paid; that Tenant is entitled to no free rent or other concessions except as stated in this Lease; that Tenant has not been notified of any previous assignment of Landlord's or any predecessor landlord's interest under this Lease; the dates to which Base Rent, additional rent and other charges have been paid; that Tenant, as of the date of such certificate, has no charge, lien or claim of setoff under this Lease or otherwise against Base Rent, additional rent or other charges due or to become due under this Lease; and that Landlord is not in default in performance of any covenant, agreement or condition contained in this Lease or any other matter relating to this Lease or the Premises or, if so, specifying each such default. In addition, in the event that such certificate is being given to any Mortgagee or Ground Lessor, such statement may contain any other provisions customarily required by such Mortgagee or Ground Lessor including, without limitation, an agreement on the part of Tenant to furnish to such Mortgagee or Ground Lessor, as applicable, written notice of any Landlord default and a reasonable opportunity for such Mortgagee or Ground Lessor to cure such default prior to Tenant being able to terminate this Lease. Any such statement delivered pursuant to this Section may be relied upon by Landlord or any Mortgagee, Ground Lessor or prospective purchaser to whom it is addressed and such statement, if required by its addressee, may so specifically state.



                                   ARTICLE 23

                                ENTRY BY LANDLORD


         Landlord may enter the Premises at all reasonable times to: inspect the same; exhibit the same to prospective purchasers, lenders or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Building or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other less occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated by Tenant in writing in advance; and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of Tenant's duties under this Lease. If Landlord shall be required to obtain entry by means other than a key provided by Tenant, the cost of such entry shall be payable by Tenant to Landlord as additional rent.



                                   ARTICLE 24

                         LANDLORD'S LEASE UNDERTAKINGS -
                      EXCULPATION FROM PERSONAL LIABILITY:
                         TRANSFER OF LANDLORD'S INTEREST


         24.1 Landlord's Lease Undertaking. Notwithstanding anything to the contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached {collectively the "Lease Documents"), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents (collectively, "Landlord's Lease Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease Documents are a part ("Landlord's Real Estate") and not to any other assets of Landlord or its beneficiaries; and
(b) except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, the individual fee owners of the Building, or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

         24.2 Transfer of Landlord's Interest. Landlord and each successor to Landlord shall be fully released from the performance of Landlord's obligations subsequent to their transfer of Landlord's interest in the Building. Landlord shall not be liable for any obligation hereunder after a transfer of its interest in the Building.

                                   ARTICLE 25

                                HOLDOVER TENANCY

         If Tenant holds possession of the Premises after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Lease Term and Rent. During such holdover period, Tenant shall pay to Landlord a monthly rental equivalent to one hundred fifty percent (150%) of the Rent payable by Tenant to Landlord with respect to the last month of the Lease Term. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys' fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration of termination of the Lease Term. If Tenant has assigned this Lease or subleased all or a portion of the Premises, Tenant shall be liable for the payment of all Rent and other charges due under this Lease during any holding over by Tenant's assignee or any transfer of Tenant's assignee whether such holding over was with or without the consent of Tenant.


                                   ARTICLE 26

                                     NOTICES


         All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, addressed to the Landlord at the address for Landlord set forth in Paragraph 1.17 above and to Tenant at the address for Tenant set forth in Paragraph 1.18 or 1.19 above, as applicable, or addressed to such other address or as addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any notice shall be deemed to have been served at the Time the same was posted.


                                   ARTICLE 27

                                  MISCELLANEOUS

         27.1 Entire Agreement. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

         27.2 Amendments. This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by the Landlord.

         27.3 Successors. Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

         27.4 Force Majeure. Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord's obligations hereunder if such failure is caused by reason of strike, other labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services, or any and all other causes reasonably beyond control of Landlord. The amount of time for Landlord to perform any of Landlord's obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of such force majeure occurrence.

         27.5 Survival of Obligations. Any obligations of Tenant accruing prior to the expiration of the Lease shall survive the termination of the Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired.

         27.6 Light and Air. No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

         27.7 Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

         27.8 Severability. In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable the interpretation rendering the provision enforceable shall be adopted.

         27.9 Captions. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

         27.10 Interpretation. Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

         27.11 Independent Covenants. Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the Lease.

         27.12 Number and Gender. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

         27.13 Time is of the Essence. Time is of the essence of this Lease and the performance of all obligations hereunder.

         27.14 Joint and Several Liability If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant's obligations hereunder.

         27.15 Exhibits. Exhibit A (Outline of Premises) and Exhibit B (Building Rules and Regulations) are incorporated into this Lease by reference and mace a part hereof.

         27.16 Offer to Lease The submission of this Lease to Tenant or its broker or other agent, does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until it is executed and delivered by Tenant to Landlord and executed by Landlord; .

         27.17 No Counterclaim; Choice of Laws. It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. In addition, Tenant hereby submits to local' jurisdiction in the State of California and agrees that any action by Tenant against Landlord shall be instituted in the State of California and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the State of California.

         27.18 Rights Reserved by Landlord. Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary of this Lease) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (i) to change the name or street address of the Building; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building;

(iii) to designate and/or approve prior to installation, all types of signs. window shades, blinds, drapes, awnings or other similar items, and all internal lighting that ,may be visible from the exterior of the Premises; (iv) to display the Premises and/or the Building to mortgagees, prospective mortgagees, prospective purchasers and ground lessors at reasonable hours upon reasonable advance notice to Tenant; (v) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Premises; (vi) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using, the Premises for the purposes permitted under this Lease; (vii) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees; (viii) to prohibit the placement of video or other electronic games in the Premises; (ix) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office and to discontinue any mail chute business in the Building; (x) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (xi) to install, operate and maintain security systems which monitor, by close circuit television or otherwise, all persons entering or leaving the Building; (xii) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; and (xiii) to retain at all times master keys or pass keys to the Premises.

         27.19 No Other Broker or Agent. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in the Basic Lease Information, and that they know of no other real estate broker or agent who is entitled to a commission in connection, with this Lease. Each party shall defend indemnify and hold the other party harmless from and against all claims, actions, loss, cost, damage, expense and liability (including without limitation reasonable attorneys' fees and court costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than that specified herein.

         27.20 Compliance. Tenant shall faithfully observe and comply with the Rules and Regulations set forth in Exhibit B, attached hereto and made a part of this Lease. The Rules and Regulations may be modified by Landlord from time to time in writing. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules end Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

         27.21 Delay in Enforcement. Any failure of either party to insist upon the strict performance of any term, covenant or condition of this Lease, any failure of either party to exercise any of its rights or remedies hereunder and any acceptance of the keys to or possession of the Premises by Landlord prior to the end of the Term shall not constitute a waiver or a modification of any term, covenant or condition of this Lease. Waiver by either party of the breach of any term, covenant or condition of this Lease may be only by an express writing and shall not be deemed to be a waiver of such term, covenant or condition or of a subsequent breach of such term, covenant or condition.

         27.22 No Waiver by Acceptance of Payment;. If Tenant pays any money to Landlord after the termination of this Lease or after Landlord has delivered to Tenant any notice (other than a demand for payment of money) Landlord's acceptance of such payment shall not reinstate, continue, or extend the Term or negate the effect of such notice on Tenant. After the service of notice or the commencement of a suit or other final judgment granting Landlord possession of the Premises, Landlord may receive and collect any rent or other sums due under the terms of this Lease or otherwise exercise Landlord's rights and remedies hereunder and the payment of such sums, whether as rent or otherwise, shall not waive said notice or in any manner affect any pending suit or judgment previously obtained.

         27.23 Qualification and Authority. if Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California, Tenant has full right and authority to execute and deliver this Lease and each person signing on behalf of Tenant is authorized to do so.

         27.24 Landlord Rights to Change Property. Landlord shall have the right at any time to change the name of the Building, to increase the size of the Real Property by adding additional real property thereto, to construct other buildings or improvements on any portion of the Real Property, to change the location and/or character of or to make alterations or additions to the Real Property. Tenant shall not use the Building's name for any purpose other than as a part of its business address. Any use of such name in the designation of Tenant's business shall constitute a default under this Lease.

         27.25 Landlord's Improvement; Work. Prior to the Term Commencement Date, Landlord, at its sole cost and expense, shall paint the Premises, as necessary, and replace the existing carpeting with new carpeting of the same quality. Landlord shall insure that all heating, ventilating and air-conditioning equipment, electrical and building systems in the Premises are in good working order upon the Term Commencement Date.

         27.26 Right of First Negotiation. Subject to any existing rights of expansion, right of first refusal, first negotiation or first offer held by tenants of the Building as of the date of this Lease, and subject to the rights of any present tenants of such space to renew or extend the terms of their respective Leases, Tenant shall have a right of first negotiation with respect to the third floor of the Building (the "Negotiation Space"). If such Negotiation Space becomes available for lease, Landlord shall deliver to Tenant written notice stating the exact location, configuration and rentable area of the Negotiation Space and the date upon which it is expected to become available. Tenant shall have fifteen (15) days thereafter to deliver to Landlord written notice (the "Negotiation Notice") exercising Tenant's right of first negotiation with respect to the Negotiation Space. The failure of Tenant to deliver the Negotiation Notice within. in such fifteen (15) day period shall be deemed failure by Tenant to exercise the right herein granted and thereafter Landlord shall be free to lease the Negotiation Space to another tenant upon any terms and conditions without regard to Tenant. Upon receipt of the Negotiation Notice. Tenant and Landlord shall thereafter negotiate in good faith for a period of twenty (20) business days with respect to the Base Rent for the Negotiation Space. If Tenant and Landlord cannot agree on the Base Rent within such twenty (20) business days, then Tenant's right to extend the Premises to include the Negotiation Space shall terminate and Landlord shall be free to lease the Negotiation Space to another tenant upon any terms and conditions without regard to Tenant. Neither party shall have The right to have a court or other third party determine the Base Rent for the Negotiation Space. If Landlord and Tenant agree on the Base Rent for the Negotiation Space within such time period, then Landlord and Tenant shall promptly execute an Amendment to this Lease, and, on the date on which the Negotiation Space becomes available, the Premises shall be expanded to include the Negotiation Space. Notwithstanding the foregoing, if Tenant is in default on the date of giving the Negotiation Notice, Tenant shall have no right to so expand the Premises; or if Tenant is in default on the date the Premises are to be expanded, the Premises shall not be so expanded. Upon the expansion of the Premises, Tenant's percentage share shall be increased to reflect the rentable area of the Negotiation Space. The term of the Lease with respect to the Negotiation Space shall be conterminous with the Premises.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:                                TENANTS:
LOUIS N. HAAS, As Attorney-In-Fact       INTELLIPOST CORPORATION, a Delaware
                                         corporation


By: /s/ Louis N. Haas                    By: /s/ Steven M. Markowitz
   --------------------------------         ------------------------------------
                                         Its: PRESIDENT
                                             -----------------------------------

                                         Witness: By: /s/  [Signature Illegible]
                                                     ---------------------------
                                                  Title:
                                                        ------------------------

                                    EXHIBIT A




                                  [FLOOR PLAN]

                             FIRST ADDENDUM TO LEASE


         THIS FIRST ADDENDUM TO LEASE (this "Addendum') is made by and between LOUIS N. HAAS, as Attorney-in-Fact ("Landlord"), and INTELLIPOST CORPORATION, a Delaware corporation ("Tenant"), to be a part of that certain Second Floor Office Lease of even date herewith between Landlord and Tenant (the "Lease") concerning approximately 3,939 square feet of space (the "Premises") located at 565 Commercial Street, San Francisco, California (the "Project"). Landlord and Tenant agree that, notwithstanding anything to the contrary in the Lease. the Lease is hereby modified and supplemented as set forth below.


         1. Term Commencement Data. The Lease shall commence on the later of (i) December 1, 1996 or, (ii) the date by which all of the following have occurred:
(a) Landlord has delivered possession of the Premises to Tenant in broom clean condition and as otherwise provided in the Lease: and (b) Landlord has obtained all approvals and permits from appropriate governmental authorities required for the legal occupancy of the Premises for Tenant's intended use. If the Term Commencement Date has not occurred for any reason whatsoever on or before December 31, 1996, then. in addition to Tenant's other rights or remedies, Tenant may terminate the Lease by written notice to Land1ord. whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant and each releases the other from liability under the Lease.


         2. Condition. Landlord warrants and represents that to its best knowledge, without any duty of inquiry, as of the Term Commencement Date. the Premises, the Building and the Project comply with all applicable laws, rules, relations. codes, ordinances, underwriter's requirements, covenants, conditions and restrictions ("Laws"), the Premises will be in good and clean operating condition and repair, and the electrical, mechanical, HVAC, plumbing, sewer, elevator and other systems serving the Premises. the Building and the Project will be in good operating condition and repair.

         3. Additional Charges. Tenant shall have no obligation to pay any amount of Additional Charges for the Base Year. If any Additional Charges for the Base Year are not based upon a fully-leased and occupied Building and Project, then such amounts shall be increased to reflect a fully-leased and occupied Building and Project. In addition, "Operating Expenses" shall not include, and Tenant shall in no event have an?' obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, "Costs"): (a) Costs occasioned by the act. omission or violation of any Law by Landlord, any other occupant of the Building or the Project or their respective agents, employees or contractors; (b) Costs occasioned by fire, acts of God. or other casualties or by the exercise of the power of eminent domain: (c) Costs to correct any construction defect in the Premises, the Building or the Project or to comply with any Law by Landlord, any other occupant of the Building or the Project or their respective agents, employees or contractors: (d) Costs of any renovation, improvement, painting or redecorating of any portion of the Building or the Project not made available for Tenant's use: (e) Costs incurred in connection with negotiations or disputes with any other occupant of the Building or the Project and Costs arising from the violation by Landlord or any occupant of the Building or the Project (other than Tenant) of the terms and conditions of any lease or other agreement: (f) insurance Costs for coverage not customarily paid by tenants of similar projects in the vicinity. of the Premises. increases in insurance Costs caused by the activities of any other occupant of the Building or the Project, insurance deductibles and coinsurance payments; (g) Costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Tenant; (h) Costs incurred on debt, mortgages and ground leases; (i) Costs in the nature of depreciation. amortization or other expense reserves; and
(k) Costs to repair, replace, restore or maintain the structural portions of the Building.


         4. Compliance with Laws. Tenant shall not be required to comply with or cause the Premises, the Building or the Project to comply with any Laws unless such compliance is necessitated due to Tenant's particular use or alteration of the Premises.

         5. Environmental. To the best knowledge of Landlord. without any duty of inquiry, (i) no Hazardous Material is present in the Building or on the Project or the sail, surface water or groundwater thereof, (ii) no underground storage tanks are present on the Project, and (iii) no action, proceeding or claim is pending or threatened regarding the Project concerning any Hazardous Material or pursuant to any Environmental Law. Under no circumstance shall Tenant be liable for, and Landlord shall indemnify., defend and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys' and consultants' fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present at any time on or about the Project, or the soil, air, improvements. groundwater or surface water thereof. or the violation of any Laws, relating to any such Hazardous Material, except to the extent that any of the foregoing actually results from the release or emission of Hazard Material on or about the Premises during the term of the Lease by Tenant or its agents or employees in violation of applicable Environmental Laws.


         6. Maintenance and Repairs. Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements: (i) necessitated by the acts or omissions of Landlord or any other occupant of the Building or the Project, or their respective agents, employees or contractors. (ii) occasioned by fire, acts of God or other casualty. or by the exercise of the power of eminent domain, (iii) required as a consequence of any violation of any Laws or construction defects in the Premises or the Building as of the Term Commencement Date, (iv) which could be treated as a capital expenditure under generally accepted accounting principles, (v) to the heating, ventilating, air conditioning, electrical, mechanical, water, sewer and plumbing systems not situated in the Premises, and
(vi) to any portion of the Building or the Project outside the demising walls of the Premises.


         7. Alterations. Tenant may construct nonstructural alterations to the Premises without Landlord's prior approval, if the cost of any alteration project does not exceed $5,000.

Tenant's trade fixtures. furniture, equipment and other personal property installed in the Premises ("Tenant's Property") shall at all times be Tenant's property, and Tenant may remove Tenant's Property. from the Premises at any time and from time to time, provided that Tenant repairs all damage caused by such removal.


         8. Surrender. Tenant's obligations with respect to the surrender of the Premises shall be fulfilled if Tenant surrenders possession of the Premises in the condition existing at the Term Commencement Date, excepting ordinary. wear and tear. acts of God, casualties, condemnation, and Hazardous Materials (other than those released or emitted by Tenant in or about the Premises).


         9. Insurance and Indemnification. Landlord shall maintain, at Landlord's sole expense, "all risk' property insurance insuring against risk of loss or damage to the Building and the Project for the full replacement cost thereof. Landlord shall not be released from, and shall indemnify, defend. protect and hold harmless Tenant and Tenant's agents and employees from, all losses, damages, liabilities, judgments, actions, claims. attorneys' fees. consultants' fees, payments, costs and expenses arising from the negligence or willful misconduct of Landlord or its agents. contractors, licensees or invitees, Landlord's violation of any Law, or a breach of Landlord's obligations or representations under the Lease. The parties hereto' release each other and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against. which is re required to be insured against under the Lease, or which would normally be covered by the standard form of full replacement value "all risk" property insurance, without regard to the negligence or willful misconduct of the person or entity so released.


         10. Damage: Condemnation: the Premises are condemned or damaged by any peril and Landlord does not elect to terminate the Lease or is not entitled to terminate the Lease pursuant to its terms, then Tenant shall have the option to terminate the Lease if the Premises cannot be, or are not in fact, fully restored by Landlord to their prior condition within sixty (60) days after the condemnation or damage. Whenever Rent and Additional Charges are to be abated under the Lease, all Rent and Additional Charges shall be equitably abated based upon the extent to which Tenant's use of the Premises is diminished.


         11. Assignment and Subletting. Tenant may, without Landlord's prior written consent, sublet the Premises or assign the Lease to (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; or (ii) a successor corporation related to Tenant by merger, consolidation. nonbankruptcy reorganization, or government action. For purposes of the Lease. a sale or transfer of Tenant's capital stock. including without limitation, a transfer in connection with the merger, consolidation or nonbankruptcy reorganization of Tenant and any sale through any private or public offering, shall not be deemed an assignment, subletting or any other transfer of the Lease or the Premises.

         12. Default and Late Charge. Tenant shall not be deemed to be in default, nor shall any late charge be imposed, on account of Tenant's failure to
(i) pay money to Landlord. unless Tenant's failure to pay continues for five (5) days after Tenant receives written notice pursuant to Article 26 of the Lease of such delinquency, or (ii) perform any other covenant of the Lease, other than the payment of money to Landlord, unless such failure continues for fifteen (15) days after Tenant receives written notice pursuant to Article 26 of the Lease; provided, however, that if the nature of the default is such that it cannot be reasonably cured within the fifteen (15) day period, no default shall exist if Tenant commences the curing of the default within the fifteen day period and thereafter diligently prosecutes the same to completion. The five and fifteen day notice periods described herein shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure or any other law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.

         13. Subordination The subordination of Tenant's rights and interest under the Lease to any ground lease, master lease, mortgage or deed of trust shall be contingent upon Tenant's having received from any such ground or master lessor. mortgagee or beneficiary of any deed of trust a written recognition agreement in form reasonably 'satisfactory to Tenant providing that Tenant's fights and interest shall not be disturbed in the event of any termination of any such ground or master lease or foreclosure of any such mortgage or deed of trust and confirming that Tenant shall receive all of the rights and services provided for under the Lease.

         14. Rights Reserved by Landlord: Rules. Landlord shall not exercise any rights under Sections 1.7, 27.18 or 27.24 of the Lease, if such exercise would unreasonably interfere with Tenant's use of the Premises or materially increase the obligations or decrease the rights of Tenant under the Lease. Landlord shall use its best efforts to minimize any disruption to Tenant. Tenant shall not be required to comply with any rule or regulation unless the same applies non-discriminatorily to all occupants of the Building and the Project, does not unreasonably interfere with Tenant's use of the Premises, and does not materially increase the obligations or decrease the rights of Tenant under the Lease.

         15. Approvals. Whenever the Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and. in exercising any right or remedy hereunder. each party shall at all times act reasonably and in good faith.

         16. Reasonable Expenditures. Any expenditure by a party. permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party. or its representative during normal business hours.

         17. Effect of Addendum. All terms with initial capital letters used herein as defined in terms shall have the meanings ascribed to them in the Lease unless specifically-defined herein. In the event of any inconsistency between this Addendum and the Lease, the terms of this Addendum shall prevail. As used herein. the term "Lease" shall mean the Lease. this Addendum and all riders, exhibits, rules. regulations referred in the Lease or this Addendum.




LANDLORD:                              TENANT:

                                       INTELLIPOST CORPORATION,
                                       a Delaware corporation
/s/ LOUIS N. HAAS
--------------------------------
LOUIS N. HAAS, Attorney-in-Fact

                                       By /s/ Steven M. Markowitz
                                          --------------------------------------
                                       Name   Steven M. Markowitz
                                           -------------------------------------
                                       Its    President           11/20/96
                                          --------------------------------------

                            SECOND ADDENDUM TO LEASE

THIS SECOND ADDENDUM TO LEASE (this "Second Addendum") is made and entered into as of January 21, 1998 (the "Effective Date") by and between LOUIS
N. HAAS, as Attorney In-Fact ("Landlord") and INTELLIPOST CORPORATION
("Tenant").


                                    RECITALS


         A. Landlord and Tenant entered into that certain Office Lease Agreement dated as of November 15, 1996, as amended by the First Addendum of the same date (collectively, the "Lease"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 3,939 square feet of space on the second floor (the "Premises") at 565 Commercial Street., San Francisco, California (the "Building").


         B. Landlord and Tenant now desire to amend the Lease to include an additional 3,939 square feet of space on the fourth floor of the Premises (the "Expansion Space"), pursuant to the terms and conditions contained herein.



                                    AGREEMENT


         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. Defined Terms. All initially-capitalized terms used herein shall have the same meanings as are ascribed to them in the Lease unless expressly otherwise defined in this Second Addendum.

         2. Expansion Space. The term "Expansion Space" shall mean the fourth floor of the Building, as cross-hatched on Exhibit A attached hereto and made a part hereof.

         3. Rentable Area of the Expansion Space. Landlord and Tenant hereby stipulate that the rentable area of the Expansion Space is 3,939 square feet.

         4. Expansion Space Lease Term. The Lease Term for the Expansion Space shall mean the period between the Commencement Date and the Expiration Date, as such terms arc defined in paragraphs 5 and 6 below, unless sooner terminated or extended under the Lease.

         5. Expansion Space Commencement Date. The Commencement Date for the Expansion Space shall mean February 1, 1998.

         6. Expansion Space Exaltation Date. The Expiration Date for the Expansion Space shall mean November 30, 1999.

         7. Expansion Space Base Rent. Subject to adjustment as provided in
Article V of the Lease, as amended by this Second Addendum, the Base Rent for the Expansion Space shall mean:


EXPANSION SPACE                                                                                           ANNUAL BASE RENT
LEASE TERM                          MONTHLY BASE RENT                  ANNUAL BASE RENT                   PER SQUARE FOOT
---------------                     -----------------                  ----------------                   ---------------
February 1, 1998
through                                 $8,534.50                         $102,414.00                         $26.00
November 30, 1999


         8. Tenant's Percentage Share for the Expansion Space. Tenant's Percentage Share for the Expansion Space shall mean 28.56% with respect to Property Taxes and Operating Expenses (as such terms are defined in the Lease), and with respect to Tenant's Law Compliance Obligations under paragraph 8.2(b) of the Lease.

         9. Expansion Space Security Deposit. Tenant shall pay Landlord a Security Deposit in the amount of $8,534.50 for the Expansion Space, payable upon execution of this Second Addendum.

         10. Expansion Space Pre-Paid Rent. Tenant shall pay Landlord pre-paid Base Rent in the amount of $8,534.50, representing the Base Rent for the month of February, 1998, payable upon execution of this Second Addendum.

         11. Tenant Improvements. Landlord, at Landlord's sole cost and expense, shall professionally clean and repair the carpeting and touch up the walls in the Expansion Space on an as needed basis prior to Tenant moving in.

         12. Signage. Tenant shall have the right to place additional signage in the lobby of the Building with the prior consent of Landlord, which consent shall not be unreasonably withheld. in addition, Tenant shall have the right to install one exterior sign, subject to Landlord's prior written approval, which will not be unreasonably withheld, and subject to any and all restrictions and requirements imposed by the City and/or County of San Francisco or any other governmental authorities. Tenant shall remove any signage installed hereunder at the termination of its tenancy and restore the premises affected by the signage to the condition existing prior to the installation.

         13. Additional Charges: Operating Expenses and Applicable Taxes.
Article V of the Lease, with respect to the Expansion Space, is hereby modified as follows: Section 5.2(a) shall read: "Base Year" shall mean the Calendar Year 1998.

         14. Expense Stop for Gas and Electricity. For gas and electricity supplied to the Expansion Space, Landlord shall pay the first $500 per month (the "Cap"), and Tenant shall pay all gas and electricity charges in excess of the Cap.

         15. Equipment. Tenant shall have the right to use the equipment and fixtures, if any, presently located in the Expansion Space in their "AS IS" condition. Landlord makes no representation or warranty concerning the condition of said equipment and fixtures, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all costs, damages, liability, and expenses (including reasonable attorneys fees) arising from Tenant's use of said equipment and fixtures. Tenant shall maintain said equipment and fixtures at its own cost and expense.

         16. Tenant's Broker or Agent. Tenant hereby warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Second Addendum except Darin R. Bosch of CB Commercial Real Estate Group, Inc. ("CB Commercial"), and Landlord warrants that he has had no dealings with any real estate broker or agent except Brad Colton of Colton Commercial. Each party shall defend, indemnify and the hold the other party harmless from and against all claims, actions, loss, cost, damage, expense and liability (including without limitation reasonable attorneys fees and court costs), with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party dealings with any real estate broker or agent other than that specified herein.

         17. Paragraph 27.25 of the Lease. Paragraph 27.25 of the Lease shall not apply to the Expansion Space.

         18. Applicability of the Lease. Except as modified herein, all of the terms and conditions of the Lease shall apply to the Expansion Space and the references in the Lease to the Premises shall also include the Expansion Space.

         19. Miscellaneous. a) Except as modified in this Second Addendum, the Lease shall be unmodified and shall remain in full force and effect; b) the provisions this Second Addendum shall bind and inure to the benefit of the heirs, representatives, successors and permitted assigns of the parties hereto;
c) this Second Addendum may be executed as several counterparts, each of which shall be deemed an original, but all or which shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, this Second Addendum has been executed as of the day and year first written above.



"Landlord"                                  "Tenant"

                                            INTELLIPOST CORPORATION,
                                            a Delaware corporation



/s/ LOUIS N. HAAS
--------------------------------------
LOUIS N. HAAS, not individually but as
Attorney In-Fact

                                            By: /s/ Layton S. Han
                                               ---------------------------------
                                                     Its: President CFO



                                            By: /s/ Stephanie Sakai-Chang
                                               ---------------------------------
                                                     Its: General Counsel